UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 20, 2006
WESCO International, Inc.
(Exact name of registrant as specified in its charter)
Commission file number 001-14989

Delaware	25-1723342
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

225 West Station Square Drive
Suite 700
Pittsburgh, Pennsylvania 15219	(412) 454-2200
(Address of principal executive offices)	(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
SIGNATURE

Item 2.02 Results of Operations and Financial Condition.
     The information in this Current Report is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.
     On April 20, 2006, WESCO issued a press release announcing its earnings for the first quarter of 2006. A copy of the press release is attached hereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 20, 2006	WESCO International, Inc.
(Date)

/s/ Stephen A. Van Oss
Stephen A. Van Oss
Senior Vice President, Chief Financial and Administrative Officer

News Release
WESCO International, Inc. / Suite 700, 225 West Station Square Drive / Pittsburgh, PA 15219
WESCO International, Inc. Reports Record Sales and Earnings
for the First Quarter Ended March 2006
Sales increased 28%, net income increased 292%, and working capital productivity improved.
Contact: Stephen A. Van Oss, Senior Vice President and
Chief Financial and Administrative Officer
WESCO International, Inc. (412) 454-2271, Fax: (412) 454-2477
http://www.wesco.com
Pittsburgh, PA, April 20, 2006 — WESCO International, Inc. (NYSE: WCC), a leading provider of electrical MRO products, construction materials, and advanced integrated supply procurement outsourcing services, today announced its first quarter 2006 financial results.
Consolidated net sales for the first quarter 2006 were $1,265.5 million compared with $990.9 million in 2005, an increase of 27.7%. Sales from the two acquisitions completed in the third quarter of 2005 were approximately $107 million. Gross margin for the quarter improved to 20% versus 18.7% reported last year. Operating income for the quarter totaled $76.9 million, an increase of 99% over the $38.6 million earned in the first quarter of 2005. Depreciation and amortization included in operating income was $6.3 million in 2006 compared to $3.9 million in 2005. Net income in the first quarter was $44.5 million in 2006 versus $11.3 million in the comparable 2005 quarter. First quarter 2006 earnings included a charge net of income taxes of $2.7 million for the write down of receivables from a major customer, which filed for bankruptcy protection during the quarter. First quarter 2005 earnings included an after tax charge of $6.5 million associated with the repurchase of $123.8 million of the Company’s 9.125% senior subordinated notes. Diluted earnings per share in the current quarter were $0.86 per share compared with $0.23 per share in 2005.
Stephen A. Van Oss, Senior Vice President and Chief Financial and Administrative Officer, stated, “We are pleased with our strong start in the first quarter of 2006. Record results were achieved in key performance areas, driven by the continuous improvement mentality that has become a cornerstone of our Company culture. For the quarter, we delivered organic sales growth of 17%, established best ever sales per workday, and expanded operating margins by 220 basis points. Net income improved almost 300% and, at $44.5 million, set a new record for the Company.”

Mr. Van Oss added, “Free cash flow for the quarter was an impressive $30 million, including the funding of additional working capital to support the increase in sales. The improvements in operating results and strong cash flow combined to deliver improvements in our debt leverage, interest coverage and liquidity positions which are now at or near record best levels for the Company.”
Chairman and CEO, Roy W. Haley, commented, “We have had another record-breaking quarter, with outstanding sales and service performance and exceptional operational execution. I am particularly pleased with our organization’s ability to again exceed long term objectives for double digit organic sales growth, while also improving productivity and achieving cost efficiencies. WESCO’s base business is performing very well, and the businesses that we acquired last year are delivering expected results, including sales growth and operational improvements. We have good momentum, and economic conditions in the end markets that we serve appear to be favorable for the remainder of the year.”
# # #
Teleconference
WESCO will conduct a teleconference to discuss the first quarter earnings as described in this News Release on Thursday, April 20, 2006, at 11:00 a.m. E.D.T. The conference call will be broadcast live over the Internet and can be accessed from the Company’s home page at http://www.wesco.com. The conference call will be archived on this Internet site for seven days.
# # #
WESCO International, Inc. (NYSE: WCC) is a publicly traded Fortune 500 holding company, headquartered in Pittsburgh, Pennsylvania, whose primary operating entity is WESCO Distribution, Inc. WESCO Distribution is a leading distributor of electrical construction products and electrical and industrial maintenance, repair and operating (MRO) supplies, and is the nation’s largest provider of integrated supply services. 2005 annual sales were approximately $4.4 billion. The Company employs approximately 6,100 people, maintains relationships with over 24,000 suppliers, and serves more than 100,000 customers worldwide. Major markets include commercial and industrial firms, contractors, government agencies, educational institutions, telecommunications businesses and utilities. WESCO operates eight fully automated distribution centers and approximately 370 full-service branches in North America and selected international markets, providing a local presence for area customers and a global network to serve multi-location businesses and multi-national corporations.
# # #
The matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. Certain of these risks are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as well as the Company’s other reports filed with the Securities and Exchange Commission.

WESCO INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(dollar amounts in millions, except per share amounts)
(Unaudited)

	Three Months		Three Months
	Ended		Ended
	March 31, 2006		March 31, 2005
Net sales	$1,265.5		$990.9
Cost of goods sold (excluding depreciation and amortization below)	1,012.4		805.7

Gross profit	253.1	20.0%	185.2	18.7%
Selling, general and administrative expenses	169.9	13.4%	142.7	14.4%
Depreciation and amortization	6.3		3.9

Income from operations	76.9	6.1%	38.6	3.9%
Interest expense, net	6.4		9.2
Loss on debt extinguishment – net	—		10.1
Other expenses	5.0		2.0

Income before income taxes	65.5	5.2%	17.3	1.7%
Provision for income taxes	21.0		6.0

Net income	$44.5	3.5%	$11.3	1.1%

Diluted earnings per common share	$0.86		$0.23

Weighted average shares outstanding (in millions)	51.5		49.2

WESCO INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollar amounts in millions)
(Unaudited)

	March 31,	December 31,
	2006	2005
Assets
Current Assets
Cash and cash equivalents	$28.7	$22.1
Trade accounts receivable (See Note)	348.6	315.6
Inventories, net	507.9	500.8
Other current assets	52.0	70.3

Total current assets	937.2	908.8
Other assets	740.4	742.4

Total assets	$1,677.6	$1,651.2

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$575.7	$572.5
Other current liabilities	116.1	147.4

Total current liabilities	691.8	719.9

Long-term debt (See Note)	348.4	352.2
Other noncurrent liabilities	89.7	87.6

Total liabilities	1,129.9	1,159.7

Stockholders’ Equity
Total stockholders’ equity	547.7	491.5

Total liabilities and stockholders’ equity	$1,677.6	$1,651.2

Note: Trade accounts receivable and long-term debt have each been reduced by $395 million and $397 million as of March 31, 2006 and December 31, 2005, respectively, in accordance with WESCO’s accounting for its accounts receivable securitization facility.

WESCO INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(dollar amounts in millions)
(Unaudited)

	March 31,	December 31,
	2006	2005
Total debt	$374.7	$403.6
Plus: A/R Securitization	395.0	397.0
Less: Cash and cash equivalents	(28.7)	(22.1)

Total indebtedness (including A/R Securitization Program), net of cash (See Note)	$741.0	$778.5

Note: Total indebtedness (including A/R Securitization Program), net of cash is provided by the Company as an additional measure of the Company’s leverage. Generally accepted accounting principles require that this financing facility be presented off-balance sheet. As management internally evaluates the A/R Securitization Facility as an additional form of indebtedness, management believes it is helpful to provide the readers of its financial statements an evaluation of its total indebtedness from all sources of financing. Cash and cash equivalents are deducted from this total to determine total indebtedness (including A/R Securitization Program), net of cash. This amount represents the Company’s net obligation due under all of its financing facilities.
WESCO INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(dollar amounts in millions)
(Unaudited)

Three Months
Ended
March 31, 2006
Cash flow provided by operations	$32.5
Change in A/R Securitization	2.0
Less: Capital expenditures	(4.2)

Free cash flow (excluding effects of A/R Securitization Program) (See Note)	$30.3

Note: Free cash flow (excluding the effects of A/R Securitization Program) is provided by the Company as an additional liquidity measure. Generally accepted accounting principles require that changes in this facility be reflected within operating cash flows in the Company’s consolidated statement of cash flows. As management internally evaluates the A/R Securitization Facility as an additional form of liquidity, management believes it is helpful to provide the readers of its financial statements with the cash flow from operating activities other than those related to the A/R Securitization Facility. Capital expenditures are deducted from this adjusted operating cash flow amount to determine free cash flow (excluding effects of A/R Securitization Program). This amount represents excess funds available to management to service all of its financing needs (including needs of its A/R Securitization Program) and other investing needs.